Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of
Biostar Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 dated December 18, 2013 of Biostar Pharmaceuticals, Inc. of our report dated April 11, 2013 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Biostar Pharmaceuticals, Inc., for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Clement C. W. Chan & Co.

Certified Public Accountants
Hong Kong

December 19, 2013